UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2021

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

BLOCK 6,

TRIQ PACEVILLE,

ST. JULIANS STJ 3109

MALTA

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement

On November 2, 2021, Esports Entertainment Group, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”) pursuant to which Alto agreed to waive certain rights contained in that certain Securities Purchase Agreement, dated as of May 28, 2021 (the “Purchase Agreement”), between the Company and Alto, for the purpose of permitting the Company to designate and issue shares of 10.0% Series A Cumulative Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”).

Under the Letter Agreement, Alto provided a waiver of (i) the prohibition against the issuance of Common Stock Equivalents (as defined in the Purchase Agreement) set forth in Section 4.13 of the Purchase Agreement in connection with the issuance of the Series A Preferred Stock only, and (ii) the prohibitions in Section 14(e) of the Note (as defined in the Purchase Agreement) to permit (a) the payment of a dividend of 10% per annum on the Series A Preferred Stock only and (b) the redemption of the Series A Preferred Stock upon a Change of Control (as defined in the Certificate of Designation) only.

In addition, Alto agreed to forbear on any action until December 31, 2021 (the “Forbearance Termination Date”) in connection with the Company’s delays in filing a registration statement with regard to Alto’s securities as required by the Transaction Documents (as defined in the Purchase Agreement). Alto further agreed that, if and only if the Company obtains Shareholder Approval (as defined in the Purchase Agreement) on or prior to the Forbearance Termination Date, Alto shall irrevocably waive the Company’s obligation to pay $800,000 of the amount owed to Alto due to the registration statement filing delays (the “Initial Registration Delay Payment”). The Company and Alto agreed that $700,000 of the Initial Registration Delay Payment shall remain due and owing to Alto and such amount shall be added to the principal amount of the Note on the Forbearance Termination Date. The Company agreed that, if the Company does not obtain Shareholder Approval by the Forbearance Termination Date, the Company’s obligation to pay $800,000 of the Initial Registration Delay Payment is immediately payable to Alto in cash.

The above-mentioned waivers and forbearances were provided by Alto to the Company in consideration of the Company granting to Alto a 10% redemption premium in the event the Company redeems the amounts owed to Alto prior to the Note’s maturity date.

The foregoing description of the material terms of the Letter Agreement is qualified in its entirety by reference to the full agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period that will end on December 31, 2021.

Item 8.01 Other Events.

10.0% Series A Cumulative Redeemable Convertible Preferred Stock

On November 3, 2021, the Company issued a press release announcing the commencement of an underwritten registered public offering of its 10.0% Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.001 per shares (the “Series A Preferred Stock”), at a price of $10.00 per share. Each share of Series A Preferred Stock will be convertible into shares of the Company’s common stock, at a conversion price of $17.50 per common share, at any time at the option of the holder. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Metaverse

In Note 19, Subsequent Events to the audited financial statements for the year ended June 30, 2021 that appeared in the Company’s Annual Report on Form 10-K, filed with the SEC on October 13, 2021, the Company provided disclosure regarding a Services Agreement, Loan Agreement and Put-Agreement with Metaverse Partners LP (“Metaverse”). To date, the Company has not received any funds from Metaverse and, after consultation with the Company’s lender, the Company has decided not to move forward with Metaverse at this time.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Exhibit Description

99.1	Press Release, dated November 3, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2021

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	Chief Executive Officer